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                                                                   EXHIBIT 23(A)

INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in Registration Statement No. 333-92651 of Sierra Pacific Resources on Form S-8, Registration Statement No. 333-80149 of Sierra Pacific Resources on Form S-3 and Registration Statement No. 333-77523 of Sierra Pacific Resources on Form S-3 of our reports dated February 23, 2001 (March 9, 2001 as to Note 20), appearing in the Annual
Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2000.

Deloitte & Touche LLP
Reno, Nevada
March  21, 2001